UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 8, 2017

                                                              Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

           Minnesota                                                       000-26056                                                       41-1519168

    (State or other jurisdiction                              (Commission                                         (IRS Employer

           of incorporation)                                    File Number)                                      Identification No.)

                             500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota                55104

                                                     (Address of principal executive offices)                                  (Zip Code)

Registrant’s telephone number, including area code             (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 8, 2017, upon the recommendation of the Compensation Committee of Image Sensing Systems, Inc. (the “Company”), the Company’s Board of Directors approved a compensation plan for the year ending December 31, 2017 for Chad A. Stelzig, the Company’s President and Chief Executive Officer, and Richard A. Ehrich, the Company’s Chief Financial Officer.

Under the compensation plan, for the year ending December 31, 2017, Mr. Stelzig will receive an annual base salary of $225,000 and Mr. Ehrich will receive an annual base salary of $180,000, which are the same as their annual base salaries for 2016 paid to them in their capacities as executive officers of the Company.  In addition, the compensation plan includes target cash bonuses for Mr. Stelzig and Mr. Ehrich if the Company achieves performance criteria for 2017 set by the Board.

Also on March 8, 2017, the Company’s Board of Directors granted to each of Mr. Stelzig and Mr. Ehrich restricted stock awards of 10,000 shares of common stock under the Image Sensing Systems, Inc. 2014 Stock Option and Incentive Plan.  The awards will vest as to one-third of the shares subject to the awards on each of the first, second and third anniversary dates of the date of grant if the officer is then an employee of the Company.  In addition, on March 8, 2017, the Board approved the payment of a $25,000 cash bonus to Mr. Stelzig in recognition of his performance achievements to date payable in accordance with the Company’s standard payroll procedures when his next regular salary payment is due.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          Image Sensing Systems, Inc.

Date:  March 14, 2017

                                                                                          By /s/ Richard A. Ehrich

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

3